Exhibit 99.1

WisdomTree Announces Third Quarter 2022 Results - Diluted Earnings Per Share of $0.50 ($0.06, as adjusted)

Year-to-date (YTD) annualized inflow rate of 14% across all products

U.S. Equity products inflowing at a YTD annualized rate of 13% (inflows of $1.2 billion in the quarter)

WisdomTree Floating Rate Treasury Fund (USFR) inflows of $2.8 billion in the quarter

New York, NY – (GlobeNewswire) – October 28, 2022 – WisdomTree Investments, Inc. (NASDAQ: WETF) today reported financial results for the third quarter of 2022.

$81.2 million net income ($9.3(1) million net income, as adjusted); see “Non-GAAP Financial Measurements” for additional information.

$77.9 million non-cash gain associated with the revaluation of deferred consideration–gold payments due to an increase in the discount rate used to compute the present value of the annual payment obligations.

$70.9 billion of ending AUM, a decrease of 4.6% arising from market depreciation, partly offset by net inflows.

$1.7 billion of net inflows, primarily driven by inflows into our fixed income and U.S. equity products, partly offset by outflows from our commodity products.

0.38% average advisory fee, a decrease of 1 basis point due to AUM mix shift.

$72.4 million of operating revenues, a decrease of 6.3% due to lower average AUM and a lower average advisory fee.

77.5% gross margin(1), a 1.7 point decrease from the previous quarter due to lower revenues.

20.5% operating income margin, a 2.6 point decrease compared to our adjusted operating margin of 23.1%(1) in the prior quarter due to lower revenues.

$0.03 quarterly dividend declared, payable on November 23, 2022 to stockholders of record as of the close of business on November 9, 2022.

Update from Jonathan Steinberg, WisdomTree CEO

“WisdomTree is in its ninth consecutive quarter of net inflows and we see opportunities for continued organic growth in our ETF franchise based on our broad and deep product lineup, strong performance, solutions offerings and a growing managed models business. Additionally, our vision for digital assets and blockchain-enabled financial services is fast becoming a reality with the recent SEC approval of our first blockchain-enabled fund, the WisdomTree Short-Term Treasury Digital Fund (WTSY) and our blockchain-native digital wallet, WisdomTree Prime™, on track to launch early next year.

WisdomTree has a tremendous and holistic opportunity ahead in both our ETF business and as an early mover in digital assets and blockchain-enabled financial services. On November 7th, we are simplifying our name by dropping ‘Investments’ and expanding our image and broadening our mission by dropping ‘ETF’ from our ticker (new ticker symbol: WT), acknowledging that WisdomTree is more than ETFs and more than investments, with a nod toward our natural evolution and history of innovation.”

Update from Jarrett Lilien, WisdomTree COO and President

“WisdomTree’s broad and growing managed models business continues to gain traction and win new mandates, which should bolster organic growth going forward, as these assets tend to be sticky. As markets normalize, our scalable business model should result in WisdomTree being one of the only asset managers with both a margin improvement story and an inflow story.

Moreover, our approach is to bring crypto mainstream, and to bring mainstream exposures, like fixed income, equities and commodities, into the digital world through blockchain-enabled funds and tokenized exposures. We’re building the foundation that will allow us to lead in the coming evolution of financial services and lay claim to the deepest exposures in the digital wrapper, positioning us, in an even larger opportunity, to expand into blockchain-enabled finance, where spending, saving and investing are merged.”

OPERATING AND FINANCIAL HIGHLIGHTS

	Three Months Ended
	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021
Consolidated Operating Highlights ($ in billions):
AUM—end of period	$70.9	$74.3	$79.4	$77.5	$72.8
Net inflows	$1.7	$3.9	$1.3	$1.9	$0.5
Average AUM	$74.7	$77.7	$77.8	$76.0	$74.5
Average advisory fee	0.38%	0.39%	0.40%	0.40%	0.41%

Consolidated Financial Highlights ($ in millions, except per share amounts):
Operating revenues	$72.4	$77.3	$78.4	$79.2	$78.1
Net income/(loss)	$81.2	$8.0	$(10.3)	$11.2	$5.8
Diluted earnings/(loss) per share	$0.50	$0.05	$(0.08)	$0.07	$0.04
Operating income margin	20.5%	20.5%	22.6%	28.5%	31.0%
As Adjusted (Non-GAAP(1)):
Gross margin	77.5%	79.2%	80.2%	80.5%	80.6%
Net income, as adjusted	$9.3	$11.3	$14.1	$15.7	$16.3
Diluted earnings per share, as adjusted	$0.06	$0.07	$0.09	$0.10	$0.10
Operating income margin, as adjusted	20.5%	23.1%	25.7%	28.5%	31.0%

RECENT BUSINESS DEVELOPMENTS

Company News

•	In September 2022, we appointed Daniela Mielke to the Board of Directors; and WisdomTree Europe was certified as one of the UK’s “Great Places to Work” by Great Place to Work UK.

•

In October 2022, we reported our monthly metrics for September 2022, including AUM and flow data by asset class; we announced our collaboration with Stride Bank and Galileo Financial Technologies as key banking and payments partners for our blockchain-native digital wallet, WisdomTree Prime™; we announced the transfer of our common stock listing to the New York Stock Exchange under the new ticker symbol “WT” and our corporate name change to WisdomTree, Inc., both on November 7, 2022, to align with our natural brand evolution and expansion; and we were named “Best U.S. Fixed Income ETF Issuer ($1B- $5B)” at the ETF Express US Awards 2022.

Product News

•

In September 2022, we launched the WisdomTree Emerging Markets ex-China Fund (XC) on the NYSE; we launched the WisdomTree Blockchain UCITS ETF (WBLK) on the London Stock Exchange, Deutsche Börse and Borsa Italiana; and we launched the WisdomTree Global Automotive Innovators UCITS ETF (WCAR) on the London Stock Exchange, Deutsche Börse and Borsa Italiana.

•

In October 2022, we achieved a key milestone toward blockchain-enabled financial products and services with SEC approval of WisdomTree Short-Term Treasury Digital Fund (WTSY); and we filed for nine additional blockchain-enabled funds with the SEC.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended							Nine Months Ended
	Sept. 30, 2022		June 30, 2022	Mar. 31, 2022		Dec. 31, 2021	Sept. 30, 2021	Sept. 30, 2022	Sept. 30, 2021
Operating Revenues:
Advisory fees	$70,616		$75,586	$76,517		$77,441	$76,400	$222,719	$220,611
Other income	1,798		1,667	1,851		1,734	1,712	5,316	4,532

Total revenues	72,414		77,253	78,368		79,175	78,112	228,035	225,143

Operating Expenses:
Compensation and benefits	23,714		24,565	24,787		23,178	22,027	73,066	64,985
Fund management and administration	16,285		16,076	15,494		15,417	15,181	47,855	43,495
Marketing and advertising	3,145		3,894	4,023		4,565	2,925	11,062	9,525
Sales and business development	2,724		3,131	2,609		2,668	2,935	8,464	7,239
Contractual gold payments	4,105		4,446	4,450		4,262	4,250	13,001	12,834
Professional fees	2,367		4,308	4,459		2,099	1,583	11,134	5,517
Occupancy, communications and equipment	986		1,049	753		725	1,163	2,788	3,904
Depreciation and amortization	58		53	47		45	185	158	693
Third-party distribution fees	1,833		1,818	2,212		1,830	1,873	5,863	5,346
Other	2,324		2,109	1,845		1,823	1,787	6,278	5,110

Total operating expenses	57,541		61,449	60,679		56,612	53,909	179,669	158,648

Operating income	14,873		15,804	17,689		22,563	24,203	48,366	66,495
Other Income/(Expenses):
Interest expense	(3,734)		(3,733)	(3,732)		(3,740)	(3,729)	(11,199)	(8,592)
Gain/(loss) on revaluation of deferred consideration—gold payments	77,895		2,311	(17,018)		(3,048)	1,737	63,188	5,066
Interest income	811		770	794		864	689	2,375	1,145
Impairments	—		—	—		—	(15,853)	—	(16,156)
Other losses, net	(5,289)		(4,474)	(24,707)		(1,368)	(714)	(34,470)	(6,558)

Income/(loss) before income taxes	84,556		10,678	(26,974)		15,271	6,333	68,260	41,400
Income tax expense/(benefit)	3,327		2,673	(16,713)		4,084	500	(10,713)	2,790

Net income/(loss)	$81,229		$8,005	$(10,261)		$11,187	$5,833	$78,973	$38,610

Earnings/(loss) per share—basic	$0.50	(2)	$0.05 (2)	$(0.08	)(2)	$0.07 (2)	$0.04	$0.49 (2)	$0.24 (2)
Earnings/(loss) per share—diluted	$0.50	(2)	$0.05	$(0.08	)(2)	$0.07	$0.04	$0.49 (2)	$0.24
Weighted average common shares—basic	143,120		143,046	142,782		142,070	1 42,070	142,984	144,445
Weighted average common shares—diluted	158,953		158,976	142,782		159,826	159,213	158,741	161,706

As Adjusted (Non-GAAP(1))
Total operating expenses	$57,541		$59,425	$58,244		$56,612	$53,909
Operating income	$14,873		$17,828	$20,124		$22,563	$24,203
Income before income taxes	$12,645		$14,498	$17,674		$19,968	$20,991
Income tax expense	$3,323		$3,241	$3,611		$4,232	$4,674
Net income	$9,322		$11,257	$14,063		$15,736	$16,317
Earnings per share—diluted	$0.06		$0.07	$0.09		$0.10	$0.10

QUARTERLY HIGHLIGHTS

Operating Revenues

•	Operating revenues decreased 6.3% from the second quarter of 2022 due to lower average AUM and a lower average advisory fee.

•	Operating revenues decreased 7.3% from the third quarter of 2021 due to a lower average advisory fee.

•	Our average advisory fee was 0.38%, 0.39% and 0.41% during the third quarter of 2022, the second quarter of 2022 and the third quarter of 2021, respectively.

Operating Expenses

•

Operating expenses decreased 6.4% from the second quarter of 2022 due to lower professional fees, incentive compensation, marketing expenses, sales and business development expenses and contractual gold payments, partly offset by higher fund management and administration costs and other expenses. The prior quarter included $2.0 million of professional fees incurred in response to an activist campaign.

•

Operating expenses increased 6.7% from the third quarter of 2021 primarily due to higher incentive compensation and headcount, fund management and administration costs, professional fees incurred in connection with our digital assets initiative and other expenses, partly offset by lower sales and business development expenses, occupancy expenses, contractual gold payments and depreciation and amortization expenses.

Other Income/(Expenses)

•	Interest expense was essentially unchanged from the second quarter of 2022 and the third quarter of 2021.

•

We recognized a non-cash gain on revaluation of deferred consideration of $77.9 million during the third quarter of 2022. The gain arose primarily from an increase in the discount rate (from 9.0% to 12.3%) used to compute the present value of the annual payment obligations as well as lower spot gold prices, partly offset by a steepening of the forward-looking gold curve. The magnitude of any gain or loss recognized is highly correlated to changes in the discount rate and the magnitude of the change in the forward-looking price of gold.

•	Interest income was essentially unchanged from the second quarter of 2022. Interest income increased 17.7% from the third quarter of 2021 due to an increase in our securities owned.

•

Other net losses were $5.3 million for the third quarter of 2022 and included losses on our securities owned of $6.3 million. Gains and losses also generally arise from the sale of gold earned from management fees paid by our physically-backed gold ETPs, foreign exchange fluctuations and other miscellaneous items.

Income Taxes

•

Our effective income tax rate for the third quarter of 2022 was 3.9%, resulting in income tax expense of $3.3 million. Our tax rate differs from the federal statutory rate of 21% primarily due to a non-taxable gain on revaluation of deferred consideration. This was partly offset by an increase in the deferred tax asset valuation allowance on losses recognized on securities owned.

•

Our adjusted effective income tax rate was 26.3%(1), or 21.8% excluding prior-period taxes accrued associated with exposure to the Global Intangible Low-Taxed Income, or GILTI, provisions of the 2017 U.S. Tax Reform Act and other adjustments identified upon filing our 2021 income tax returns.

NINE MONTH HIGHLIGHTS

•	Operating revenues were essentially unchanged as compared to 2021.

•

Operating expenses increased 13.3% as compared to 2021 primarily due to higher incentive compensation and headcount, professional fees including $4.5 million incurred in response to an activist campaign and professional fees associated with our digital assets initiative, fund management and administration costs, marketing expenses, sales and business development expenses, other expenses and third-party distribution fees. These increases were partly offset by lower occupancy expenses and depreciation and amortization expenses.

•

Significant items reported in other income/(expense) in 2022 include: an increase in interest expense of 30.3% due to a higher level of debt outstanding; a non-cash gain on revaluation of deferred consideration of $63.2 million; an increase in interest income of 107.4% due to an increase in our securities owned; a non-cash charge of $19.9 million upon the release of tax-related indemnification assets arising from a favorable resolution of certain tax audits as well as the expiration of the statute of limitations (an equal and offsetting benefit was recognized in income tax expense); and losses on our securities owned of $15.6 million. Gains and losses also generally arise from the sale of gold earned on management fees paid by our physically-backed gold ETPs, foreign exchange fluctuations and other miscellaneous items.

•

Our effective income tax rate for 2022 was negative 15.7%, resulting in an income tax benefit of $10.7 million. Our tax rate differs from the federal statutory rate of 21% primarily due to the reduction in unrecognized tax benefits associated with the release of the tax-related indemnification asset described above, a non-taxable gain on revaluation of deferred consideration and a lower tax rate on foreign earnings. These items were partly offset by an increase in the deferred tax asset valuation allowance on losses recognized on securities owned.

DIAL-IN AND WEBCAST DETAILS

Participants can register for the conference call by clicking the Registration Link and will be provided with a dial-in number and a unique PIN. To avoid delays, we encourage participants to dial into the conference call 10 minutes ahead of the scheduled start time.

All earnings materials and the webcast can be accessed through the WisdomTree Investor Relations website at: https://ir.wisdomtree.com. A replay of the webcast will also be available shortly after the call.

ABOUT WISDOMTREE

WisdomTree Investments, Inc., through its subsidiaries in the U.S. and Europe (collectively, “WisdomTree”) is an ETF and ETP sponsor and asset manager headquartered in New York. WisdomTree offers products covering equity, commodity, fixed income, leveraged and inverse, currency, cryptocurrency and alternative strategies. WisdomTree currently has approximately $74.6 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

(1)	See “Non-GAAP Financial Measurements.”
(2)	Earnings/(loss) per share (“EPS”) is calculated pursuant to the two-class method as it results in a lower EPS amount as compared to the treasury stock method.

Contact Information:

Investor Relations	Media Relations
Jeremy Campbell	Jessica Zaloom
+1.646.522.2602	+1.917.267.3735
Jeremy.campbell@wisdomtree.com	jzaloom@wisdomtree.com

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended
	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021
GLOBAL ETPs ($ in millions)
Beginning of period assets	$74,292	$79,384	$77,450	$72,755	$73,918
Inflows/(outflows)	1,747	3,852	1,319	1,902	548
Market (depreciation)/appreciation	(5,162)	(8,940)	615	2,808	(1,711)
Fund closures	—	(4)	—	(15)	—

End of period assets	$70,877	$74,292	$79,384	$77,450	$72,755

Average assets during the period	$74,681	$77,735	$77,790	$75,967	$74,527
Average advisory fee during the period	0.38%	0.39%	0.40%	0.40%	0.41%
Revenue days	92	91	90	92	92
Number of ETFs—end of the period	347	344	341	329	322

U.S. LISTED ETFs ($ in millions)
Beginning of period assets	$47,255	$48,622	$48,210	$44,742	$45,129
Inflows/(outflows)	3,812	4,278	2,250	1,865	612
Market (depreciation)/appreciation	(3,024)	(5,645)	(1,838)	1,618	(999)
Fund closures	—	—	—	(15)	—

End of period assets	$48,043	$47,255	$48,622	$48,210	$44,742

Average assets during the period	$49,473	$48,278	$47,504	$46,945	$45,507
Number of ETFs—end of the period	78	77	77	75	73

EUROPEAN LISTED ETPs ($ in millions)
Beginning of period assets	$27,037	$30,762	$29,240	$28,013	$28,789
(Outflows)/inflows	(2,065)	(426)	(931)	37	(64)
Market (depreciation)/appreciation	(2,138)	(3,295)	2,453	1,190	(712)
Fund closures	—	(4)	—	—	—

End of period assets	$22,834	$27,037	$30,762	$29,240	$28,013

Average assets during the period	$25,208	$29,457	$30,286	$29,022	$29,020
Number of ETPs—end of the period	269	267	264	254	249

PRODUCT CATEGORIES ($ in millions)

U.S. Equity
Beginning of period assets	$21,058	$23,738	$23,860	$21,383	$21,285
Inflows/(outflows)	1,239	306	779	784	351
Market (depreciation)/appreciation	(1,344)	(2,986)	(901)	1,693	(253)

End of period assets	$20,953	$21,058	$23,738	$23,860	$21,383

Average assets during the period	$22,540	$22,370	$23,139	$22,964	$21,792

Commodity & Currency
Beginning of period assets	$23,625	$26,302	$24,598	$23,825	$24,772
(Outflows)/inflows	(2,179)	(475)	(1,053)	(251)	(249)
Market (depreciation)/appreciation	(1,885)	(2,202)	2,757	1,024	(698)

End of period assets	$19,561	$23,625	$26,302	$24,598	$23,825

Average assets during the period	$21,628	$25,771	$25,892	$24,424	$24,850

Fixed Income
Beginning of period assets	$9,191	$5,416	$4,351	$3,524	$3,435
Inflows/(outflows)	2,627	4,038	1,242	837	115
Market (depreciation)/appreciation	(124)	(263)	(177)	(10)	(26)

End of period assets	$11,694	$9,191	$5,416	$4,351	$3,524

Average assets during the period	$10,077	$7,424	$4,687	$4,113	$3,496

	Three Months Ended
	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021
International Developed Market Equity
Beginning of period assets	$9,958	$11,401	$11,870	$11,159	$10,772
(Outflows)/inflows	(115)	79	97	440	404
Market (depreciation)/appreciation	(661)	(1,522)	(566)	271	(17)

End of period assets	$9,182	$9,958	$11,401	$11,870	$11,159

Average assets during the period	$10,027	$10,682	$11,522	$11,502	$11,126

Emerging Market Equity
Beginning of period assets	$8,386	$9,991	$10,375	$10,666	$11,519
Inflows/(outflows)	114	(223)	189	(3)	(149)
Market (depreciation)/appreciation	(1,005)	(1,382)	(573)	(288)	(704)

End of period assets	$7,495	$8,386	$9,991	$10,375	$10,666

Average assets during the period	$8,329	$9,155	$10,116	$10,550	$11,038

Leveraged & Inverse
Beginning of period assets	$1,618	$1,856	$1,775	$1,663	$1,691
Inflows/(outflows)	45	90	(2)	10	41
Market (depreciation)/appreciation	(140)	(328)	83	102	(69)

End of period assets	$1,523	$1,618	$1,856	$1,775	$1,663

Average assets during the period	$1,589	$1,765	$1,830	$1,761	$1,715

Alternatives
Beginning of period assets	$305	$293	$261	$222	$198
Inflows/(outflows)	16	34	29	56	22
Market (depreciation)/appreciation	(15)	(22)	3	(17)	2

End of period assets	$306	$305	$293	$261	$222

Average assets during the period	$313	$299	$275	$229	$214

Cryptocurrency
Beginning of period assets	$151	$383	$357	$295	$229
Inflows/(outflows)	—	3	37	28	12
Market appreciation/(depreciation)	12	(235)	(11)	34	54

End of period assets	$163	$151	$383	$357	$295

Average assets during the period	$178	$265	$324	$406	$277

Closed ETPs
Beginning of period assets	$—	$4	$3	$18	$17
Inflows/(outflows)	—	—	1	1	1
Market depreciation	—	—	—	(1)	—
Fund closures	—	(4)	—	(15)	—

End of period assets	$—	$—	$4	$3	$18

Average assets during the period	$—	$4	$5	$18	$19

Headcount	274	264	253	241	235

Note: Previously issued statistics may be restated due to fund closures and trade adjustments

Source: WisdomTree

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Sept. 30, 2022	Dec. 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$132,700	$140,709
Securities owned, at fair value	125,110	127,166
Accounts receivable	25,306	31,864
Prepaid expenses	6,035	3,952
Other current assets	332	276

Total current assets	289,483	303,967
Fixed assets, net	575	557
Indemnification receivable	1,220	21,925
Securities held-to-maturity	267	308
Deferred tax assets, net	6,947	8,881
Investments	26,339	14,238
Right of use assets—operating leases	1,720	520
Goodwill	85,856	85,856
Intangible assets	603,204	601,247
Other noncurrent assets	766	361

Total assets	$1,016,377	$1,037,860

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Convertible notes—current	$173,760	$—
Compensation and benefits payable	26,455	32,782
Fund management and administration payable	21,466	20,661
Deferred consideration—gold payments	15,162	16,739
Income taxes payable	2,094	3,979
Operating lease liabilities	1,186	209
Accounts payable and other liabilities	13,122	9,297

Total current liabilities	253,245	83,667
Convertible notes—long term	146,805	318,624
Deferred consideration—gold payments	149,595	211,323
Operating lease liabilities	554	328
Other noncurrent liabilities	1,220	21,925

Total liabilities	551,419	635,867
Preferred stock—Series A Non-Voting Convertible, par value $0.01; 14.750 shares authorized, issued and outstanding	132,569	132,569

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 400,000 shares authorized:
Issued and outstanding: 146,520 and 145,107 at September 30, 2022 and December 31, 2021, respectively	1,465	1,451
Additional paid-in capital	289,284	289,736
Accumulated other comprehensive (loss)/income	(5,209)	682
Retailed earnings/(accumulated deficit)	46,849	(22,445)

Total stockholders’ equity	332,389	269,424

Total liabilities and stockholders’ equity	$1,016,377	$1,037,860

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended
	Sept. 30, 2022	Sept. 30, 2021
Cash flows from operating activities:
Net income	$78,973	$38,610
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on revaluation of deferred consideration—gold payments	(63,188)	(5,066)
Advisory and license fees paid in gold, other precious metals and cryptocurrency	(44,886)	(57,617)
Losses on securities owned, at fair value	15,633	2,099
Contractual gold payments	13,001	12,834
Stock-based compensation	7,822	7,661
Deferred income taxes	2,233	1,515
Amortization of issuance costs—convertible notes	1,941	1,542
Amortization of right of use asset	648	1,860
Depreciation and amortization	158	693
Impairments	—	16,156
Gain on sale—Canadian ETF business, including remeasurement of contingent consideration	—	(787)
Other	(223)	(369)
Changes in operating assets and liabilities:
Accounts receivable	4,076	(1,273)
Prepaid expenses	(2,356)	(1,888)
Gold and other precious metals	33,598	44,006
Other assets	(503)	(315)
Intangibles—software development	(1,958)	—
Fund management and administration payable	1,369	2,868
Compensation and benefits payable	(4,990)	1,756
Income taxes payable	(1,822)	(1,050)
Operating lease liabilities	(644)	(15,462)
Accounts payable and other liabilities	4,231	2,336

Net cash provided by operating activities	43,113	50,109

Cash flows from investing activities:
Purchase of securities owned, at fair value	(41,240)	(97,570)
Purchase of investments	(11,863)	(5,750)
Purchase of fixed assets	(211)	(237)
Proceeds from the sale of securities owned, at fair value	27,650	10,976
Proceeds from held-to-maturity securities maturing or called prior to maturity	38	114

Net cash used in investing activities	(25,626)	(92,467)

Cash flows from financing activities:
Dividends paid	(14,521)	(14,662)
Shares repurchased	(3,418)	(34,506)
Convertible notes issuance costs	—	(4,297)
Proceeds from the issuance of convertible notes	—	150,000
Proceeds from exercise of stock options	—	815

Net cash (used in)/provided by financing activities	(17,939)	97,350

Decrease in cash flow due to changes in foreign exchange rate	(7,557)	(493)

Net (decrease)/increase in cash and cash equivalents	(8,009)	54,499
Cash and cash equivalents—beginning of period	140,709	73,425

Cash and cash equivalents—end of period	$132,700	$127,924

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$8,769	$7,332

Cash paid for interest	$6,156	$3,719

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this press release include:

Adjusted Operating Income, Operating Expenses, Income Before Income Taxes, Income Tax Expense, Net Income and Diluted Earnings per Share

We disclose adjusted operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measurements provides investors with a consistent way to analyze our performance. These non-GAAP financial measurements exclude the following:

Unrealized gains or losses on the revaluation of deferred consideration: Deferred consideration is an obligation we assumed in connection with the ETFS acquisition that is carried at fair value. This item represents the present value of an obligation to pay fixed ounces of gold into perpetuity and is measured using forward-looking gold prices. Changes in the forward-looking price of gold and changes in the discount rate used to compute the present value of the annual payment obligations may have a material impact on the carrying value of the deferred consideration and our reported financial results. We exclude this item when calculating our non-GAAP financial measurements as it is not core to our operating business. The item is not adjusted for income taxes as the obligation was assumed by a wholly-owned subsidiary of ours that is based in Jersey, a jurisdiction where we are subject to a zero percent tax rate.

Gains or losses on securities owned: We account for our securities owned as trading securities, which requires these instruments to be measured at fair value with gains and losses reported in net income. In the third quarter of 2021, we began excluding these items when calculating our non-GAAP financial measurements as these securities have become a more meaningful percentage of total assets and the gains and losses introduce volatility in earnings and are not core to our operating business.

Tax shortfalls and windfalls upon vesting and exercise of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting and exercise of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce volatility in earnings and are not core to our operating business.

Other items: Unrealized gains and losses recognized on our investments, changes in the deferred tax asset valuation allowance on securities owned, expenses incurred in response to an activist campaign, impairment charges and the remeasurement of contingent consideration payable to us from the sale of our Canadian ETF business.

Adjusted Effective Income Tax Rate

We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded.

Gross Margin and Gross Margin Percentage

We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total operating revenues.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION (CONSOLIDATED)

(in thousands)

(Unaudited)

	Three Months Ended
Adjusted Net Income and Diluted Earnings per Share:	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021
Net income/(loss), as reported	$81,229	$8,005	$(10,261)	$11,187	$5,833
Deduct/add back: (Gain)/loss on revaluation of deferred consideration	(77,895)	(2,311)	17,018	3,048	(1,737)
Add back: Losses on securities owned, net of income taxes	4,778	3,165	3,893	1,501	1,006
Add back: Increase in deferred tax asset valuation allowance on securities owned and investments	1,454	901	2,010	—	—
Deduct/add back: Unrealized (gain)/loss recognized on our investments, net of income taxes	(248)	(55)	124	—	—
Add back/deduct: Tax shortfalls/(windfalls) upon vesting and exercise of stock-based compensation awards	4	20	(565)	—	—
Add back: Expenses incurred in response to an activist campaign, net of income taxes	—	1,532	1,844	—	—
Add back: Impairments, net of income taxes (where applicable)	—	—	—	—	12,002
Deduct: Remeasurement of contingent consideration—sale of Canadian ETF business	—	—	—	—	(787)

Adjusted net income	$9,322	$11,257	$14,063	$15,736	$16,317
Weighted average common shares—diluted	158,953	158,976	158,335	159,826	159,213

Adjusted earnings per share—diluted	$0.06	$0.07	$0.09	$0.10	$0.10

	Three Months Ended
Gross Margin and Gross Margin Percentage:	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021
Operating revenues	$72,414	$77,253	$78,368	$79,175	$78,112
Less: Fund management and administration	(16,285)	(16,076)	(15,494)	(15,417)	(15,181)

Gross margin	$56,129	$61,177	$62,874	$63,758	$62,931

Gross margin percentage	77.5%	79.2%	80.2%	80.5%	80.6%

	Three Months Ended
Adjusted Operating Income and Adjusted Operating Income Margin:	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021
Operating revenues	$72,414	$77,253	$78,368	$79,175	$78,112

Operating income	$14,873	$15,804	$17,689	$22,563	$24,203
Add back: Expenses incurred in response to an activist campaign	—	2,024	2,435	—	—

Adjusted operating income	$14,873	$17,828	$20,124	$22,563	$24,203

Adjusted operating income margin	20.5%	23.1%	25.7%	28.5%	31.0%

	Three Months Ended
Adjusted Total Operating Expenses:	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021
Total operating expenses	$57,541	$61,449	$60,679	$56,612	$53,909
Deduct: Expenses incurred in response to an activist campaign	—	(2,024)	(2,435)	—	—

Adjusted total operating expenses	$57,541	$59,425	$58,244	$56,612	$53,909

	Three Months Ended
Adjusted Income Before Income Taxes:	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021
Income/(loss) before income taxes	$84,556	$10,678	$(26,974)	$15,271	$6,333
Deduct/add back: (Gain)/loss on revaluation of deferred consideration	(77,895)	(2,311)	17,018	3,048	(1,737)
Add back: Losses on securities owned	6,311	4,180	5,142	1,649	1,329
Add back: Expenses incurred in response to an activist campaign	—	2,024	2,435	—	—
Deduct/add back: Unrealized (gain)/loss recognized on investments	(327)	(73)	163	—	—
Add back: Impairments	—	—	—	—	15,853
Add back: Loss recognized upon reduction of a tax-related indemnification asset	—	—	19,890	—	—
Deduct: Remeasurement of contingent consideration—sale of Canadian ETF business	—	—	—	—	(787)

Adjusted income before income taxes	$12,645	$14,498	$17,674	$19,968	$20,991

	Three Months Ended
Adjusted Income Tax Expense and Adjusted Effective Income Tax Rate:	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021
Adjusted income before income taxes (above)	$12,645	$14,498	$17,674	$19,968	$20,991

Income tax expense/(benefit)	$3,327	$2,673	$(16,713)	$4,084	$500
Add back: Tax benefit arising from losses on securities owned	1,533	1,015	1,249	148	323
Deduct: Increase in deferred tax asset valuation allowance on securities owned	(1,454)	(901)	(2,010)	—	—
Add back: Tax benefit arising from expenses incurred in response to an activist campaign	—	492	591	—	—
Deduct/add back: Tax (expense)/benefit on unrealized gains and losses on investments	(79)	(18)	39	—	—
Deduct/add back: Tax (shortfalls)/windfalls upon vesting and exercise of stock-based compensation awards	(4)	(20)	565	—	—
Add back: Tax benefit arising from impairments	—	—	—	—	3,851
Add back: Tax benefit arising from reduction of a tax-related indemnification asset	—	—	19,890	—	—

Adjusted income tax expense	$3,323	$3,241	$3,611	$4,232	$4,674

Adjusted effective income tax rate	26.3%	22.4%	20.4%	21.2%	22.3%

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about

•	the ultimate duration of the COVID-19 pandemic, or the war in Ukraine, and its short-term and long-term impact on our business and the global economy;

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	competition in our business;

•	whether we will experience future growth;

•	our ability to develop new products and services and their success;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully implement our strategy related to digital assets and blockchain-enabled financial services, including WisdomTree Prime™, and achieve its objectives;

•	our ability to successfully operate and expand our business in non-U.S. markets; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•	adverse market developments arising from the COVID-19 pandemic could negatively impact our assets under management, resulting in a decline in our revenues and other potential operational challenges;

•

declining prices of securities, gold and other precious metals and other commodities can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions;

•

fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to a pandemic event such as COVID-19, or the war in Ukraine, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity or, increase the cost of borrowing upon a refinancing;

•	competitive pressures could reduce revenues and profit margins;

•

we derive a substantial portion of our revenues from a limited number of products, and as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk;

•

a significant portion of our AUM is held in products with exposure to U.S. and international developed markets and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks;

•	withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins;

•	over the last few years, we have expanded our business internationally. This expansion subjects us to increased operational, regulatory, financial and other risks;

•	many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline;

•

we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors; and

•	actions of activist stockholders against us have been costly and may be disruptive and cause uncertainty about the strategic direction of our business.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as amended, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.